UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 23, 2015

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.
On April 23, 2015, MidWestOne Financial Group, Inc. ("MidWestOne") issued a press release announcing its earnings for the three months ended March 31, 2015. The press release is attached as Exhibit 99.1.
The information in this Form 8-K and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
On April 23, 2015, MidWestOne held a special meeting of shareholders, at which MidWestOne's shareholders voted on a proposal to approve the Agreement and Plan of Merger, dated November 20, 2014, by and between MidWestOne and Central Bancshares, Inc. ("Central"), pursuant to which Central will merge with and into MidWestOne, and approved the issuance of 2,723,083 shares of MidWestOne common stock to Central's stockholders in connection with the merger (the "Merger Proposal"). There were 8,370,309 shares of MidWestOne common stock issued and outstanding on the record date for the special meeting and entitled to vote at the special meeting, and 5,217,622 shares were represented in person or by proxy at the special meeting, which constituted a quorum. The results of the vote on the Merger Proposal were as follows:

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions
5,180,377	26,366	10,879

The approval of the Merger Proposal required the affirmative vote of the holders of a majority of outstanding shares of MidWestOne common stock. Accordingly, the Merger Proposal was approved.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are filed herewith:
99.1    MidWestOne Financial Group, Inc. Press Release dated April 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	April 23, 2015	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and Chief Financial Officer